SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of

              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement

[x]      Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                      Harding Lawson Associates Group, Inc.

                (Name of Registrant as Specified In Its Charter)



                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[  ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

[  ]     $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3)

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                                   PROXY RULES

         1)  Title of each class of securities to which transaction applies:

         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         4)  Proposed maximum aggregate value of transaction:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:



Notes:

                                    * * * * *

                      HARDING LAWSON ASSOCIATES GROUP, INC.


                               September 28, 1998



To the Stockholders of
Harding Lawson Associates Group, Inc.

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Harding Lawson Associates Group, Inc., which will be held on Wednesday, November 4, 1998 at 10:00 A.M. at the offices of Harding Lawson Associates, Inc., 90 Digital Drive, Novato, California. Official Notice of the Annual Meeting, a Proxy Statement, a Proxy Card, and Harding Lawson Associates Group, Inc.'s 1998 Annual Report accompany this letter.

         Whether or not you can be present at the meeting, please mark, date, sign, and return the proxy in the enclosed envelope so that your shares may be represented.

                                                          Sincerely,





                                                          Richard D. Puntillo
                                                          Chairman of the Board

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                             7655 Redwood Boulevard
                            Novato, California 94945

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Wednesday, November 4, 1998
                                   10:00 A.M.



To the Stockholders of
Harding Lawson Associates Group, Inc.:

         The Annual Meeting of Stockholders (the "Meeting") of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), will be held at the offices of Harding Lawson Associates, Inc., 90 Digital Drive, Novato, California, on Wednesday, November 4, 1998, at 10:00 A.M., for the following purposes:

         1. To elect two directors to hold office until the 2001 Annual Meeting or until their successors have been duly elected and qualified;

         2.       To approve the 1998 Stock Option Plan;

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending May 31, 1999; and

         4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on September 10, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.


                                              By Order of the Board of Directors



                                              Patricia A. England
                                              Secretary

Novato, California
September 28, 1998


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED BY YOU IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                             7655 Redwood Boulevard
                            Novato, California 94945
                                 (415) 892-0821


--------------------------------------------------------------------------------


                                 PROXY STATEMENT


                     INFORMATION CONCERNING THE SOLICITATION

         The enclosed Proxy is solicited by the Board of Directors of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the offices of Harding Lawson Associates, Inc., 90 Digital Drive, Novato, California, at 10:00 A.M. on Wednesday, November 4, 1998 and at any postponement or adjournment thereof (the "Meeting"). Only stockholders of record on September 10, 1998 (the "Record Date") will be entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held. There is no cumulative voting. At the close of business on September 10, 1998, the Company had outstanding 4,826,321 shares of its $.01 par value Common Stock (the "Common Stock").

         This Proxy Statement and form of proxy were first sent to stockholders on approximately September 28, 1998.

         The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. Broker nonvotes occur when shares held by brokers who are present in person or represented by proxy are voted on some matters but not on other matters, because the broker does not have authority to vote on such other matters in the absence of instructions from the beneficial owners of the shares. Except as otherwise stated, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required for approval of proposals presented to stockholders. With respect to matters presented to stockholders, abstentions will be treated as shares that are present and entitled to vote and not voted in favor of such matter, and broker nonvotes will not be considered as present with respect to that matter.

         When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted FOR Messrs. Edgar and Puntillo as the nominees for Class II directors, FOR Proposal No. 2 to approve the 1998 Stock Option Plan, FOR Proposal No. 3 to ratify the appointment of Ernst & Young LLP as the Company's independent auditors, and according to the discretion of the proxy holders on any other matters that properly come before the Meeting.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it, or by a duly executed proxy bearing a later date, delivered to the Secretary of the Company. It is also revoked if the stockholder is present at the Meeting, notifies the Secretary, and votes in person.

         The Company will bear the entire cost of preparing, assembling, printing, and mailing the proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries, and custodians, to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

         A copy of the Annual Report of the Company for the fiscal year ended May 31, 1998, including audited financial statements, is being mailed to stockholders along with this proxy statement. THE COMPANY'S 1998 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WITHOUT EXHIBITS MAY ALSO BE OBTAINED WITHOUT COST BY WRITING TO MS. PATRICIA A. ENGLAND, VICE PRESIDENT - INVESTOR RELATIONS, HARDING LAWSON ASSOCIATES GROUP, INC., 7655 REDWOOD BOULEVARD, NOVATO, CALIFORNIA 94945, BY TELEPHONE REQUEST AT (415)899-8817, BY FACSIMILE AT (415)892-0685, OR BY E-MAIL AT PENGLAND@HARDING.COM.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

General

         The Company's Board of Directors is divided into three classes, pursuant to the terms of the Company's Certificate of Incorporation and Bylaws. Currently the authorized number of directors for Class I is two (2), Class II is two (2), and Class III is three (3). The term of each class is three years, with the different classes staggered so that the term of one class expires each year. The Class II directors are to be elected at the Annual Meeting and will hold office until the 2001 Annual Meeting of Stockholders, Class III directors hold office until 1999, and Class I directors hold office until 2000 or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors.

         The Board of Directors has nominated James M. Edgar and Richard D. Puntillo as Class II directors. Messrs. Edgar and Puntillo are incumbent Class II directors. They have consented to be named as nominees and to serve as directors if elected. All proxies will be voted for the election of Messrs. Edgar and Puntillo unless authority to vote for either or both of them is withheld. If Messrs. Edgar or Puntillo should unexpectedly decline or be unable to act as directors, the proxies may be voted for a substitute nominee to be designated by the Board of Directors.

         Set forth below is certain information regarding Messrs. Edgar and Puntillo and the continuing directors:



                   Name                      Age             Positions Held with Company            Director Since
--------------------------------------------------------------------------------------------------------------------

Nominees for Election as Class II Directors
Richard D. Puntillo                         55     Chairman                                              1989
James M. Edgar                              62     Director                                              1996

Continuing Directors
Rear Admiral Stuart F. Platt (Ret.)         64     Director                                              1988
(Class I)
Donald K. Stager (Class I)                  68     Director                                              1996
Ross A. Anderson (Class III)                57     Director                                              1998
Richard S. Harding (Class III)              75     Chairman Emeritus and Director                        1959


The Directors and Executive Officers

         Class I Directors

         Rear Admiral Stuart F. Platt (USN Retired) joined the Board in 1988. Adm. Platt is currently President and Chief Executive Officer of Western Marine Electronics (WESMAR), a marine electronics design and manufacturing company headquartered in Woodinville, Washington. Prior to joining WESMAR this year, he was President of Precision Echo, Inc., a company designing and manufacturing data recording systems. Prior to this, he was founding principal of both Stuart Platt and Partners, a consulting company, and FPBSM Industries, Inc., the holding company of Sigma Power, Inc. and Axel Electronics, Inc., defense electronics and power supply manufacturers. He was a Rear Admiral with the U.S. Navy from 1979 to 1987 and Competitor Advocate General of the Navy from 1983 to 1986. Adm. Platt also continues to serve on the board of DRS Technologies, Inc.

         Donald K. Stager joined the Board in 1996. Mr. Stager is currently the Chairman of the Board, President and Chief Executive Officer of Dillingham Construction Holdings, Inc., a major international construction firm based in Pleasanton, California. Mr. Stager served as President and Chief Executive Officer of Dillingham Construction Holdings, Inc. from 1982 to 1996, retired from Dillingham in 1997 while remaining Chairman of the Board, and has recently resumed executive responsibilities.

         Class II Directors

         James M. Edgar, a current nominee for election, joined the Board in 1996. Mr. Edgar is founder and senior partner of Edgar Dunn & Company, a management consulting firm in San Francisco, California, specializing in the strategy, organization, and management issues of professional services firms.

         Richard D. Puntillo, a current nominee for election, joined the Board in 1989 and was elected Chairman of the Board in 1994. He is a Professor of Finance at the McLaren School of Business at the University of San Francisco. He has been an independent investment banker since 1985 and was Executive Vice President and Chief Financial Officer of Sutro & Co., Inc. from 1982 to 1984.

         Class III Directors

         Ross A. Anderson was elected to the Board effective September 25, 1998. Mr. Anderson is President, Chief Executive Officer and Director of Astech, Inc., a manufacturer of lightweight, high-temperature metallic honeycomb used in aerospace and defense applications, located in Santa Ana, California. Prior to joining Astech in 1993, Mr. Anderson was group executive at Teledyne Inc. for eight companies. Prior to that role, he was President of a Teledyne company. He was with Teledyne from 1984 to 1993.

         Richard S. Harding, P.E., was the Chairman of the Board of Directors from the Company's incorporation in 1959 until August 1991, when he became
Chairman Emeritus. He is the founder of the Company and he served as President and Chief Executive Officer from 1959 to March 1988, and continues to be employed on a part-time basis.

         Executive Officers

         Claude Corvino, 46, joined the Company in 1984 and became a Vice President in 1988. Mr. Corvino is currently a Senior Vice President and has managed the Company's Western Region which includes offices in California, Nevada, Washington, and Alaska since 1993. Prior to assuming these responsibilities, Mr. Corvino co-developed the Company's operations on the East Coast and managed the Northeastern Region until 1992. Mr. Corvino will become President of the Company's infrastructure unit, Harding Lawson Associates Infrastructure, Inc., effective October 5, 1998.

         Victor R. Johnson, Jr., P.E., 54, joined the Company in 1980 and became a Vice President in 1983. He is currently a Senior Vice President and has managed the Company's Latin America operations and has served as the President of GRIECO, a Mexican subsidiary of the Company in which the Company has held a 51% interest since 1995. Prior to assuming his current responsibilities, Mr. Johnson managed the Company's corporate marketing programs from 1988 until 1995.

         Eric G. Lappala, 52, joined the Company in 1983 and became a Vice President in 1986. He is currently a Senior Vice President and has led the Company's private sector marketing and national accounts programs since 1996. Mr. Lappala also does consulting work for large industrial and commercial clients. Prior to assuming his current responsibilities, Mr. Lappala led the Company's Federal Programs group from 1992 to 1995 and prior to that, co-developed the Company's operations on the East Coast, and provided business development and technical expertise for the Company's environmental consulting practice.

         Arthur C. Riese, Ph.D., 43, joined the Company in 1987 and became a Vice President in 1989 and a Senior Vice President in 1992. Dr. Riese was appointed President of the Company's principal operating subsidiary, Harding Lawson Associates, Inc. in 1996. Prior to assuming these responsibilities, he managed the Company's Central Region that includes offices in Colorado, New Mexico, Arizona, Texas, and Utah, from 1993 to 1996.

         Donald L. Schreuder, P.E., joined the Company in 1965, became a Vice President in 1976, a Senior Vice President in 1988, and Executive Vice President and Chief Operations Officer in 1992. Mr. Schreuder was named President and Chief Executive Officer by the Board of Directors in 1994. On September 25,
1998, Mr. Schreuder submitted, and the Board of Directors accepted, his resignation from the Board and from his positions of President and Chief Executive Officer effective as of September 25, 1998.

         Gregory A. Thornton, 45, joined the Company in 1990 as Controller. He became a Vice President in 1992 and Chief Financial Officer and Treasurer in 1994. Prior to joining the Company, Mr. Thornton was Controller and Treasurer for URS Corporation from 1988 to 1990. As of September 25, 1998, Mr. Thornton was named interim Chief Executive Officer.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the ownership of the Common Stock of the Company as of September 10, 1998 by (i) all persons who to the knowledge of the Company beneficially own five percent or more of the outstanding shares of the Common Stock, (ii) each director of the Company (including the current nominees), (iii) the Chief Executive Officer and the five other most highly compensated executive officers of the Company, and
(iv) all the Company's directors and executive officers as a group. There are no family relationships among the directors and executive officers of the Company. To the Company's knowledge, each person has sole investment and voting powers with respect to the shares shown as beneficially owned, except as otherwise indicated. The Common Stock of the Company is the only class of equity securities of the Company outstanding.

                                                                                        Shares
                                                                                     Beneficially     Percent of
Name and Address of Beneficial Owners                                                   Owned            Class
----------------------------------------------------------------------------------- --------------- ----------------

Heartland Advisors, Inc. (1)...............................................                794,500        16.5
Franklin Resources, Inc. (2)...............................................                440,700         9.1
The TCW Group, Inc. (3)....................................................                330,600         6.8
Dimensional Fund Advisors (4)..............................................                327,850         6.8

Directors and Executive Officers

Donald L. Schreuder (5) (6) (7)............................................                144,591         3.0
Claude Corvino (5) (6).....................................................                 45,825         0.9
Arthur C. Riese (5) (6)....................................................                 39,381         0.8
Eric G. Lappala (5) (6)....................................................                 38,881         0.8
Victor R. Johnson, Jr. (5) (6).............................................                 36,843         0.8
Richard D. Puntillo (nominee) (5) (6)......................................                 33,255         0.7
Richard S. Harding.........................................................                 26,222         0.5
Gregory A. Thornton (5) (6)................................................                 25,290         0.5
Stuart F. Platt (5) (6)....................................................                 14,813         0.3
James M. Edgar (nominee) (5) (6)...........................................                 12,986         0.3
Donald K. Stager (5) (6)...................................................                  7,381         0.2
Ross A. Anderson ..........................................................                      0        --
All directors and executive officers as a group (12 persons) (8)...........                911,491        18.1

(1) As reported in a Schedule 13G as of December 31, 1997 filed on February 2, 1998 by Heartland Advisors, Inc., whose business address is 790 North Milwaukee Street, Milwaukee, WI 53202. Heartland Advisors, Inc. reports sole voting power of 794,500 shares.

(2) As reported in a Schedule 13G as of December 31, 1997 filed on February 3, 1998 by Franklin Resources, Inc., whose business address is 777 Mariners Island Boulevard, San Mateo, CA 94403-7777. Franklin Resources, Inc. is the parent holding company and Charles B. Johnson and Rupert H. Johnson, Jr. are principal shareholders of the parent holding company. Franklin Advisory Services, Inc., investment advisor, reports sole voting power for 440,700 shares.

(3) As reported in a Schedule 13G as of December 31, 1997 filed on February 12, 1998 by The TCW Group, Inc., whose business address is 865 Figueroa Street, Los Angeles, CA 90017. The TCW Group, Inc. is the parent company of Trust Company of the West, TCW Asset Management Company, and TCW Funds Management, Inc. reports sole voting power for 330,600 shares.

(4) As reported in a Schedule 13G as of December 31, 1997 filed on February 6, 1998 by Dimensional Fund Advisors, Inc., whose business address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. also holds shares of the Company in a series of DFA Investment Trust Company portfolios. Dimensional Fund Advisors, Inc. reports sole voting power as to 229,050 shares.

(5) Includes shares subject to options that are exercisable on or before November 9, 1998 in the amounts of 46,000; 23,750; 34,500; 31,000;
         30,000; 7,000; 22,000; 7,000; 3,000; and 3,000 for Schreuder,  Corvino,
         Riese, Lappala, Johnson, Puntillo, Thornton, Platt, Edgar, and Stager, respectively.

(6) Includes shares held in trust in one or more company retirement plans in the amounts of 6,614; 3,855; 946; 4,941; 3,973; 20,755; 2,436;
         2,313; 4,186; and 1,881 for Schreuder, Corvino, Riese, Lappala, Johnson, Puntillo, Thornton, Platt, Edgar, and Stager, respectively.

(7) On September 25, 1998, Mr. Schreuder submitted, and the Board of Directors accepted, his resignation from the Board and from his positions of President and Chief Executive Officer effective as of September 25, 1998.

(8) Includes 207,250 shares subject to options that are exercisable on or before November 9, 1998 and 501,046 shares held in trust in various company retirement savings plans, for which the Board of Directors exercises voting power.

Committees of the Board of Directors

         The Board of Directors of the Company has established the following standing committees, with membership as noted:

         Audit Committee: The Audit Committee, which during fiscal 1998 met twice, consists of Adm. Stuart F. Platt (Chairman) and James M. Edgar. Its functions include the review of internal controls of the Company and sufficiency of financial reporting and legal and accounting compliance generally. In connection with these reviews, the Committee meets with appropriate Company financial personnel. The Committee recommends to the Board for its approval the engagement of the independent certified accountants to serve as auditors for the following year in examining the accounts of the Company. The Committee meets separately with the Company's independent auditors, and the auditors have access to the Committee at any time.

         Compensation Committee: The Compensation Committee, which during fiscal 1998 met four times, consists of Donald K. Stager (Chairman) and Adm. Stuart F. Platt. Its functions include the review and approval of compensation levels for the Chief Executive Officer and the Company's senior officers, administration of the Company's plans and policies relating to executive compensation, and administration of the Company's stock option plans.

         Executive Committee: The Executive Committee, which did not meet during 1998, consists of Richard D. Puntillo (Chairman), and Richard S. Harding. Its functions include matters of a routine nature that occurbetween regular meetings of the Board.

         Finance Committee: The Finance Committee, which during fiscal 1998 met seven times, consists of James M. Edgar (Chairman), Richard D. Puntillo, and Donald K. Stager. Its functions include matters relating to the management of the Company's financial resources and such other assets that affect the liquidity and capital structure of the Company.

         The Board of Directors does not have a standing nominating committee. The full Board of Directors considers and approves nominations for election of directors. Stockholders may nominate candidates for election to the Board in accordance with the provisions of the Company's Bylaws.

         The Board of Directors of the Company formally met six times during the 1998 fiscal year. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served, except Rear Admiral Stuart F. Platt.

Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of Company's Common Stock to file reports of their initial ownership of the Company's Common Stock and subsequent changes in such ownership with the Securities and Exchange Commission (the "SEC") within prescribed time periods. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms filed.

         Based solely on review of copies of SEC Forms 3, 4, and 5, and any amendments to such forms furnished to the Company, or written representations that no Forms 5s were required, the Company believes that with respect to the Company's most recent fiscal year all Section 16(a) filing obligations were met on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the five other most highly compensated executive officers of the Company whose salary and bonus for the year ended May 31, 1998 exceeded $100,000 (hereafter referred to as the named executive officers) for fiscal years ended May 31, 1996, 1997, and 1998:

                           SUMMARY COMPENSATION TABLE


                                                           Annual                   Long-Term
                                                        Compensation               Compensation
                                              ---------------------------------- -----------------
                                                                                    Securities
                                                                                    Underlying        All Other
          Name and               Fiscal            Salary          Bonus (1)      Options/ SARs      Compensation
     Principal Position           Year              ($)               ($)              (#)               ($)
 --------------------------- ---------------- ----------------- ---------------- ----------------- -----------------

 Donald L. Schreuder              1998            229,355               0            15,000           1,205 (4)
 President and CEO (2)            1997            228,438          65,000  (3)            0           1,006 (4)
                                  1996            228,000               0                 0           1,005 (4)

 Arthur C. Riese                  1998            185,757               0            10,000           1,205 (4)
 Senior Vice President            1997            157,728          45,000  (3)            0           1,006 (4)
                                  1996            143,231               0                 0           1,005 (4)

 Claude Corvino                   1998            181,050               0             7,500           1,205 (4)
 Senior Vice President            1997            148,150          45,000  (3)            0           1,006 (4)
                                  1996            143,692               0                 0           1,005 (4)

 Victor R. Johnson, Jr.           1998            167,600          10,000  (3)            0           1,205 (4)
 Senior Vice President            1997            153,253               0                 0           1,006 (4)
                                  1996            151,375               0                 0           1,005 (4)

 Eric G. Lappala                  1998            163,575               0             7,500           1,205 (4)
 Senior Vice President            1997            155,257          45,000  (3)            0           1,006 (4)
                                  1996            153,923               0                 0           1,005 (4)

 Gregory A. Thornton              1998            149,773               0             7,500           1,205 (4)
 Vice President and CFO           1997            137,079          39,000  (3)            0           1,006 (4)
                                  1996            132,846               0                 0           1,005 (4)

(1) Bonuses are based on service during the fiscal year although paid during the first quarter following the end of the fiscal year.

(2) On September 25, 1998, Mr. Schreuder submitted, and the Board of Directors accepted, his resignation from the Board and from his positions of President and Chief Executive Officer effective as of September 25, 1998.

(3) Twenty-five percent of the bonus was paid in the form of Common Stock of the Company.

(4) Represents matching contributions by the Company for the named executive officers under the Company's 401(k) plan, paid in Common Stock of the Company and valued at fair market value on the date of grant.

         The following table provides information related to grants of stock options to the named executive officers to purchase Common Stock pursuant to the Company's 1988 Stock Option and Restricted Stock Option Plan (the "Plan").

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                 Annual Rates of Stock
                                                                                Price Appreciation for
                               Individual Grants                                    Option Term (1)
                          -----------------------------                         ------------------------
                           Number of      % of Total
                           Securities      Options
                           Underlying     Granted to    Exercise
                            Options      Employees in   Price per   Expiration
                          Granted (2)    Fiscal 1998      Share        Date         5%          10%
------------------------- ------------- --------------- ----------- ----------- ----------- ------------


Donald L. Schreuder (3)       15,000          9.1%        $6.75      6/11/07    $63,676     $161,366
Arthur C. Riese               10,000          6.1          6.75      6/11/07     42,450      107,578
Claude Corvino                 7,500          4.5          6.75      6/11/07     31,838       80,683
Victor R. Johnson, Jr.             0         --           --            --           --           --
Eric G. Lappala                7,500          4.5          6.75      6/11/07     31,838       80,603
Gregory A. Thornton            7,500          4.5          6.75      6/11/07     31,838       80,603


     (1) The potential realizable value shown represents a hypothetical gain that would be realized based on an assumed 5% and 10% annual compound rate of stock price appreciation over the full ten-year term of the option. These assumed rates of return would result in a stock price on June 11, 2007 of $11.00 and $17.51, respectively. These assumed realizable values are not intended to forecast possible future appreciation of the Company's Common Stock.

     (2) These options were granted at fair market value on the date of grant and vest at 0%, 50%, 75%, and 100% on the first, second, third, and fourth anniversary of the grant date, respectively.

     (3) On September 25, 1998, Mr. Schreuder submitted, and the Board of Directors accepted, his resignation from the Board and from his positions of President and Chief Executive Officer effective as of September 25, 1998.


         The  following  table  provides  information  with respect to the named
executive   officers'  stock  option   exercises  during  the  fiscal  year  and
unexercised options held at the end of the fiscal year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES


                                                          Number of Securities            Value of Unexercised
                                                         Underlying Unexercised         In-the-Money Options at
                                                       Options at Fiscal Year End       Fiscal Year End ($) (1)
                                                                   (#)
                                                      ------------------------------ -------------------------------

                              Shares        Value
          Name             Acquired on    Realized     Exercisable   Unexercisable    Exercisable    Unexercisable
                           Exercise (#)      ($)
-------------------------- ------------- ------------ -------------- --------------- -------------- ----------------
Donald L. Schreuder (2)       4,500         7,969        43,500          17,500         $83,813        $57,813
Arthur C. Riese               4,500         8,250        33,000          11,500         $50,563        $37,813
Claude Corvino               10,000        28,750        22,250           9,000         $23,750        $30,000
Victor R. Johnson, Jr.        3,000         4,000        28,500           1,500         $33,938         $6,563
Eric G. Lappala               4,500         7,969        29,500           9,000         $38,688        $30,000
Gregory A. Thornton               0             0        20,500           9,000         $41,063        $30,000



(1) On May 31, 1998, the fair market value of the Company's Common Stock was $9.875, based on the closing price on The Nasdaq Stock Market. Values are calculated by subtracting the exercise price from the fair market value of the stock as of the fiscal year end.

(2) On September 25, 1998, Mr. Schreuder submitted, and the Board of Directors accepted, his resignation from the Board and from his positions of President and Chief Executive Officer effective as of September 25, 1998.

Compensation of Directors

         Directors who are not officers or employees of the Company receive director fees based on the number of Committees on which they serve and the number of Committees they chair. In fiscal 1998, Messrs. Stager, Edgar, Platt, and Puntillo earned $18,000, $19,000, $19,000, and $35,000, respectively. In 1996, the Board of Directors approved the Non-employee Director Compensation Stock Plan, which allows for all, or a portion, of directors' compensation to be paid in the form of Common Stock of the Company in lieu of cash compensation. During fiscal year 1998, non-employee directors received a total of 8,944 shares of stock, which was deferred into the Company's Non-qualified Deferred Compensation Plan for the eventual benefit of Messrs. Edgar, Platt, Puntillo, and Stager in the amounts of 2,244, 1,240, 4,135, and 1,198 shares, respectively. Directors who are also officers or employees of the Company receive no fees for their services as such.

         On April 19, 1994, the Board of Directors approved an amendment to the 1988 Stock Option and Restricted Stock Option Plan that established a formula provision by which non-employee directors of the Company would each receive a grant of options to purchase 3,000 shares of Common Stock at fair market value as of the date of their election or re-election to a three-year term as a director, vesting in three equal installments on the first, second, and third anniversaries of the grant. On November 5, 1997, the Board granted 3,000 options each to Messrs. Platt and Stager as a result of their re-election to the Board.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") was comprised of three independent directors from the beginning of the fiscal year until Mr. Shackelford retired from the Board on November 5, 1997. Since then the Committee has been comprised of two independent directors. The Committee has been empowered to set the level of compensation for the Chief Executive Officer and other senior executive officers, to administer the Company's plans and policies relating to executive compensation, and to administer the Company's stock plans.

         The Committee believes that executive compensation should 1) be evaluated with a view to motivating individual and Company performance, 2) align the interests of the executives with the long-term interest of the Company's stockholders, and 3) be competitive with similar positions and levels of responsibilities in other comparable companies. The total compensation package should attract, retain, reward and motivate key executives to achieve desired Company performance and enhance stockholder value.

         The compensation of the Company's executive officers is comprised of three elements: base salary, incentive compensation, and long-term incentives as discussed below. Incentive compensation primarily consists of cash bonuses, if earned, and long-term incentives consisting of equity-based compensation awards in the form of stock options. The Committee also uses Company stock awards to provide a matching contribution element to the Company's 401(k) plan. In fiscal 1997 the Board of Directors formalized an executive stock ownership program that requires officers of the Company to own amounts of Common Stock commensurate with their salaries and levels of responsibility. The purpose of the program is to promote and encourage increased stock ownership among executives. In keeping with the intent of the program, the Committee authorizes 25% of all incentive compensation awards to officers of the Company or its domestic subsidiaries to be paid in the form of Common Stock of the Company.

         Base Salary. Base salaries for senior executive officers are reviewed by evaluating individual executive performance and considering salaries for comparable positions and responsibility levels at other similar companies. This review uses published executive salary surveys and peer company proxy information to determine if base salary adjustments are warranted to maintain the Company's base salaries at a competitive level. During fiscal 1998, as part of the annual base salary review process, the Committee reviewed executive compensation survey information provided by a nationally known salary survey resource, both for companies in the same industry group (some of which are included in the customized index that appears in the performance graph) and companies of a similar size and geographic orientation in other industries. At the end of the fiscal year, the Committee approved increases for the four top executive officers other than the Chief Executive Officer (the "named executive officers") in a range of between zero and 5.7% based on the above-mentioned salary survey data and the individual executive's responsibilities.

         Incentive Compensation. Senior executive officers can earn incentive compensation awards that in the past have ranged from zero up to approximately one-third of base salary that ties a considerable portion of total compensation to performance. Incentive compensation is dependent not only on an executive's performance, but on attainment of the Company's performance goals established at the beginning of the fiscal year and approved by the Board of Directors. Company performance goals relate to attainment of certain financial goals (e.g., operating income and return on net assets) and certain non-financial goals (e.g., risk management, business and program development).

         The Board of Directors approved the 1998 business plan for the Company containing a provision for an incentive compensation plan and the establishment of a corresponding incentive compensation pool. The plan provided that incentive compensation would accrue during the year based on the Company's attainment of planned financial milestones and would be payable after the end of the fiscal year. The incentive compensation pool was subject to increases or decreases based on the degree to which the Company exceeded or fell short of its pre-established financial goals. In fiscal 1998, the incentive compensation pool was generated by a pre-designed formula based on the Company's achievement of certain of its business plan goals. The Committee granted an incentive compensation award to only one of the "named executive officers" for the fiscal year ending May 31, 1998, because the Company as a whole did not meet its annual business plan. That officer received an award of $10,000.

         Long-term Incentives. In administering the Company's stock option plans, the Committee may determine the amount and terms of stock option grants to the Chief Executive Officer and other senior executive officers, in order to align the interests of the Company's senior executives with that of its stockholders. Stock options granted are usually incentive stock options, exercisable at a price equal to the fair market value of the underlying stock on the date of grant, and vest over four years in order to provide an added incentive for key individuals to remain with the Company. During fiscal 1998, the Committee granted incentive stock option awards to the "named executive officers" in a range between zero and 10,000 options granted at fair market value and vesting over four years.

         The Committee also approved a matching contribution, payable in Common Stock of the Company, under the Company's 401(k) plan to all eligible employees participating in the Company's 401(k) plan. The maximum individual matching contribution under the plan for 1998 had a fair market value of $1,205 on the date of grant.

         Chief Executive Officer. During the fiscal 1998 salary review process, Mr. Schreuder was granted a salary increase of $10,000, which was a 4.3% increase in his base pay. The Committee did not grant Mr. Schreuder an incentive compensation award based on fiscal 1998 performance, as the Company did not meet its annual business plan. At the beginning of the fiscal year, the Committee granted 15,000 incentive stock options to Mr. Schreuder, with an exercise price equal to the fair market value of the underlying stock on the date of grant with a four-year vesting schedule.

         Compliance with Internal Revenue Code Changes. In 1993, the Internal Revenue Service enacted Section 162(m) of the Internal Revenue Code that, in general, precludes publicly traded corporations from taking a tax deduction in 1994 or in subsequent years for compensation in excess of $1,000,000 paid to the chief executive officer or any of the four other highest paid officers. The Committee is aware of the requirements of Section 162(m) and believes that the Company's compensation payable to each of such persons is currently below, and is expected to remain below, the limitation established by Section 162(m) and consequently would be fully deductible by the Company.

                                                    Stuart F. Platt
                                                    Donald K. Stager (Chairman)

                                PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock (The Nasdaq Stock Market under the symbol HRDG) with The Nasdaq Stock Market-U.S. Index and an index of peer companies selected by the Company. A group of 11 other environmental companies, providing similar services to those provided by the Company, comprise the peer group index.(1)


                                                                Cumulative Total Return
                                             ---------- --------- ---------- --------- ---------- ---------

                                                  5/93      5/94       5/95      5/96       5/97      5/98
                                             ---------- --------- ---------- --------- ---------- ---------

Harding Lawson Associates Group, Inc.              100        70         65        66         73       107
Peer Group                                         100        91         80        86         74        96
The Nasdaq Stock Market-U.S.                       100       105        125       182        205       261


(1) Companies included in the peer group index are Dames & Moore Inc. (DM), EA Engineering Science & Technology (EACO), Ecology & Environment, Inc.
         (EEI), EMCON Associates (MCON), Fluor Daniel/GTI (FDGT), GZA Geoenvironmental Tech, Inc. (GZEA), International Technology Corp.
         (ITX), TRC Companies, Inc. (TRR), Tetra Tech, Inc. (WATR), Versar, Inc.
         (VSR), and Weston Roy F, Inc. (WSTNA).

(2) Assumes that $100 was invested on May 31, 1993 at the closing sales price of the Company's Common Stock and in each index, and that all dividends, if any, were reinvested. Returns are measured through the last trading day of each of the Company's fiscal years. No cash dividends have been declared on the Company's Common Stock.

                                 PROPOSAL NO. 2
                      HARDING LAWSON ASSOCIATES GROUP, INC.
                             1998 STOCK OPTION PLAN

         In September 1998, the Board of Directors of the Company approved the Company's 1998 Stock Option Plan ("Plan"). Options granted under the Plan may be either incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Effectiveness of the Plan is conditioned upon stockholder approval. The Plan is designed to enhance the Company's ability to attract and retain qualified directors, officers and employees. Approximately 1,200 employees are eligible to be considered for the grant of options under the Plan. The 1998 Plan replaces the 1988 Stock Option Plan which expired on August 11, 1998, with a total of 245,000 shares still available for grant, but not granted, at the time of expiration.

         The Plan will be administered and interpreted by the Compensation Committee, which has the authority to determine recipients under the Plan, the time of the grant of options, the number of shares covered by the grant and certain other terms and provisions of each option granted. The Plan will terminate on the tenth anniversary of its adoption by the Board.

         The terms of options granted under the Plan will be set forth in a stock option agreement to be entered into between the Company and each optionee, as determined by the Committee. Unless the stock option agreement executed with the optionee otherwise expressly provides, (i) options shall become exercisable on a cumulative basis as to one-half of the shares covered thereby on the second anniversary date of the grant and as to one-quarter on each of the third and fourth anniversary dates, and (ii) an option shall expire on the tenth anniversary of its date of grant or earlier within prescribed periods of termination of employment, depending on the cause of such termination of employment.

         The Plan provides for the grant of options to purchase up to an aggregate of 500,000 shares of Common Stock. The exercise price for each option granted under the plan will be determined by the Committee, provided that the exercise price of an incentive stock option may not be less than the fair market value on the date of grant. On September 22, 1998, the closing sale price of the Common Stock on the The Nasdaq Stock Market was $5.38 per share. Payment of the exercise price is to be made in the form of cash or such other form of consideration as is approved by the Committee, and may also be made by delivering a copy of irrevocable instructions to a securities broker to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the amount of the aggregate exercise price and any required tax.

Federal Income Tax Consequences

         The grant of an incentive stock option should have no federal income tax effect on the Company or the optionee to whom the option is granted, and there generally is no tax on the exercise of the option (except that the alternative minimum tax might apply). If an optionee does not dispose of shares acquired on exercise of an incentive stock option within two years of the date of grant of the option, nor within one year after exercise of the option, any gain realized by the optionee on the subsequent sale of the shares is treated as long term capital gains for federal income tax purposes. If the shares are sold prior to the expiration of these holding periods, the difference between the exercise price and the lower of the value of the stock on the date of exercise and the amount realized on disposition is treated as compensation to the optionee taxable as ordinary income. The excess gain, if any, is treated as capital gain (which will be short term or long term depending upon the length of time that the shares were held). The Company is allowed a deduction for tax purposes only to the extent, and at the time, that the optionee receives ordinary income by reason of the optionee's sale of the shares.

         The grant of a non-qualified stock option also should have no federal income tax effect on the Company or the recipient of the option. The spread between the exercise price and the market value of the Common Stock on the date of exercise of a non-qualified option is taxable to the optionee as ordinary income on the date of exercise, and the Company has a corresponding deduction. Such spread is also subject to income tax withholding.

         The description of federal income tax consequences is based upon federal tax laws and regulations and does not purport to be a complete description of the tax aspects of the Plan.

Amendment and Adjustment

         The Plan may be amended, suspended or discontinued from time to time by the Board of Directors, provided that without stockholder approval the Board may not materially increase the number of shares eligible for option grants under the Plan or materially modify the category of person eligible for the grant of options under the Plan. In the event of a stock split, reverse stock split, stock dividend or other similar distribution, the number of shares reserved for issuance under the Plan shall be proportionately adjusted, as shall the number of shares and option price of any the outstanding option.

Prior Option Grants

         The Plan does not require that awards of any particular size, or at all, be granted to any person or persons, and the Committee has not made any determination with respect to future awards under the Plan. In fiscal year 1998, stock options were granted under the Company's 1988 Stock Option and Restricted Stock Plan to Messrs. Schreuder, Riese, Corvino, Johnson, Lappala and Thornton to purchase 15,000, 10,000, 7,500, 0, 7,500 and 7,500 shares, respectively;
options to purchase 33,500 shares were granted to all executive officers as a group; options to purchase 6,000 shares were granted to all current directors who are not executive officers as a group; and options to purchase 125,500 shares were granted to all employees, including all current officers who are not executive officers, as a group.

         The foregoing summary of the principle provisions of the Plan is qualified in its entirety by reference to the full text of the Plan attached as Appendix A to this Proxy Statement.

                                 PROPOSAL NO. 3
                              INDEPENDENT AUDITORS

         Ernst & Young LLP has been appointed by the Board of Directors as the Company's independent auditors for the fiscal year ending May 31, 1999. The firm of Ernst & Young LLP served the Company as independent auditors for the fiscal year ended May 31, 1998. Ernst & Young LLP has no interest, financial or otherwise, in the Company. The services rendered by Ernst & Young LLP during the fiscal year 1998 were audit services and included consultation in connection with various accounting, income tax, and general business matters.

         A representative from Ernst & Young LLP will be present at the Annual Meeting of Stockholders, and will be afforded the opportunity to make a statement if he or she desires to do so. Moreover, he or she will be available to respond to appropriate questions from the stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE `FOR' PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 1999.

                             STOCKHOLDERS' PROPOSALS

         Subject to Securities and Exchange Commission regulations, proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company not later than May 31, 1999 to be included in the 1999 Proxy Statement. In addition, the Bylaws of the Company contain requirements relating to the timing and content of the notice that stockholders must provide to the Secretary of the Company for the nomination of Directors at a stockholders meeting or for any other matter to be properly presented at a stockholders' meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the proxy holders. All shares represented by duly executed proxies will be voted at the Meeting.

Dated:  September 28, 1998

                                   APPENDIX A

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                             1998 STOCK OPTION PLAN

         1. Adoption and Purpose of the Plan. This stock option plan, to be known as the "Harding Lawson Associates 1998 Stock Option Plan" (but referred to herein as the "Plan") has been adopted by the board of directors (the "Board") of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), and is subject to the approval of its shareholders pursuant to section 7 below. The purpose of this Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain qualified directors, officers, and employees with an opportunity for investment in the Company. The options that may be granted hereunder ("Options") represent the right by the grantee thereof (each, including any permitted transferee, an "Optionee") to acquire shares of the Company's common stock ("Shares," which if acquired pursuant to the exercise of an Option will be referred to as "Option Shares") subject to the terms and conditions of this Plan and a written agreement between the Company and the Optionee to evidence each such Option (an "Option Agreement").

         2. Certain Definitions. The defined terms set forth in Exhibit A attached hereto and incorporated herein (together with other capitalized terms defined elsewhere in this Plan) will govern the interpretation of this Plan.

         3. Eligibility. The Company may grant Options under this Plan only to persons who, at the time of such grant, are directors, officers and/or employees of the Company and/or any of its Subsidiaries (collectively, "Eligible Participants"). No person will be an Eligible Participant following his or her Termination of Eligibility Status and no Option may be granted to any person other than an Eligible Participant. There is no limitation on the number of Options that may be granted to an Eligible Participant.

         4. Shares Reserved for Options. The plan shall consist of 500,000 Option Shares. At all times while Options granted under this Plan are outstanding, the Company will reserve for issuance for the purposes hereof a sufficient number of authorized and unissued Shares to fully satisfy the Company's obligations under all such outstanding Options.

         5. Administration. This Plan will be administered and interpreted by the Board, or by a committee consisting of two or more members of the Board, appointed by the Board for such purpose (the Board, or such committee, referred to herein as the "Administrator"). Subject to the express terms and conditions hereof, the Administrator is authorized to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for its administration and interpretation. Specifically, the Administrator will have full and final authority in its discretion, subject to the specific limitations on that discretion as are set forth herein and in the Articles of Incorporation and Bylaws of the Company, at any time:

                  (a) to select and approve the Eligible Participants to whom Options will be granted from time to time hereunder;

                  (b) to determine the Fair Market Value of the Shares as of the Grant Date for any Option that is granted hereunder;

                  (c) with respect to each Option it decides to grant, to determine the terms and conditions of that Option, to be set forth in the Option Agreement evidencing that Option (the form of which also being subject to approval by the Administrator), which may vary from the "default" terms and conditions set forth in section 6 below, except to the extent otherwise provided in this Plan, including, without limitation, as follows:

                           (i) the total  number of  Option  Shares  that may be
acquired by the Optionee pursuant to the Option;

                           (ii) if the Option  satisfies  the  conditions  under
Section 422(b) of the Code, whether the Option will be treated as an ISO;

                           (iii) the per share  purchase price to be paid to the
Company by the Optionee to acquire the Option Shares issuable upon exercise of the Option (the "Option Price");

                           (iv) the  maximum  period  or term  during  which the
Option will be exercisable (the "Option Term");

                           (v) the maximum period  following any  Termination of
Eligibility Status, whether resulting from an Optionee's death, disability or any other reason, during which period (the "Grace Period") the Option will be exercisable, subject to Vesting and to the expiration of the Option Term;

                           (vi)  whether  to accept a  promissory  note or other
form of legal consideration in addition to cash as payment of all or a portion of the Option Price and/or Tax Withholding Liability to be paid by the Optionee upon the exercise of an Option granted hereunder;

                           (vii) the  conditions  (e.g.,  the passage of time or
the occurrence of events), if any, that must be satisfied prior to the vesting of the right to exercise all or specified portions of an Option (such portions being described as the number of Option Shares, or the percentage of the total number of Option Shares that may be acquired by the Optionee pursuant to the Option; the vested portion being referred to as a "Vested Option" and the unvested portion being referred to as an "Unvested Option"); and

                  (d) to delegate all or a portion of the Administrator's authority under sections 5(a), (b) and (c) above to one or more members of the Board who also are executive officers of the Company, and subject to such restrictions and limitations as the Administrator may decide to impose on such delegation.

         6. Default Terms and Conditions of Option Agreements. Unless otherwise expressly provided in an Option Agreement based on the Administrator's determination pursuant to section 5(c) above, the following terms and conditions will be deemed to apply to each Option as if expressly set forth in the Option
Agreement:

                  6.1 ISO. No Option will be treated as an ISO unless treatment as an ISO is expressly provided for in an Option Agreement and such Option satisfies the conditions of Section 422(b) of the Code.

                  6.2 Option Term. The Option Term will be for a period of 10 years beginning on the Grant Date (or 5 years in the case of an ISO granted to a 10% shareholder).

                  6.3 Grace  Periods.  Following a  Termination  of  Eligibility
Status:

                           (a) Unless the Termination of Eligibility Status is a
result of a Qualified Retirement or Termination for Cause, that portion of the Option that is a Vested Option will be exercisable for 30 days from the date of termination, except in the case of death or permanent disability, when such Vested Options will be exercisable for one year from the date of death or determination of permanent disability;

                           (b) If the  termination of Eligibility  Status is the
result of a Qualified Retirement, that portion of the Option that is a Vested Option will be exercisable at any time prior to the expiration of the Option Term; and

                           (c) the Option will  terminate,  and there will be no
Grace Period, effective immediately as of the date and time of a Termination for Cause of the Optionee, regardless of whether the Option is Vested or Unvested.

                  6.4 Vesting. The Option initially will be deemed an entirely Unvested Option, but portions of the Option will become a Vested Option on the following schedule, unless otherwise specified in the Option Agreement:

                           (a) fifty  percent  (50%) will  become a Vested as of
the second  anniversary of the "Grant Date"  specified in the Option  Agreement;
and

                           (b)  twenty-five  percent  (25%) of the  Option  will
become a Vested Option as of the third anniversary of the Grant Date; and

                           (c)  twenty-five  percent  (25%) of the  Option  will
become a Vested Option as of the fourth anniversary of the Grant Date;

provided that the Optionee does not suffer a Termination of Eligibility Status prior to each such vesting date and provided further that additional vesting will be suspended during any period while the Optionee is on a leave of absence from the Company or its Subsidiaries, as determined by the Administrator.

                  6.5     Exercise of the Option; Issuance of Share Certificate.

                           (a) The portion of the Option that is a Vested Option
may be exercised by giving written notice thereof to the Company, on such form as may be specified by the Administrator, but in any event stating: the Optionee's intention to exercise the Option; the date of exercise; the number of full Option Shares to be purchased; the amount and form of payment of the Option Price; and such assurances of the Optionee's investment intent as the Company may require to ensure that the transaction complies in all respects with the requirements of the 1933 Act and other applicable securities laws. The notice of exercise will be signed by the person or persons exercising the Option. In the event that the Option is being exercised by the representative of the Optionee, the notice will be accompanied by proof satisfactory to the Company of the representative's right to exercise the Option. The Option may be exercised by a securities broker acting on behalf of the Optionee pursuant to authorization instructions approved by the Company. The notice of exercise will be accompanied by full payment of the Option Price for the number of Option Shares to be purchased, in United States dollars, in cash, by check made payable to the Company, or by delivery of such other form of payment (if any) as approved by the Administrator. Payment may also be made by delivering a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the Option Price and, if required, the amount of any Tax Witholding Liability.

                           (b) To the extent  required  by  applicable  federal,
state, local or foreign law, and as a condition to the Company's obligation to issue any Shares upon the exercise of the Option in full or in part, the Optionee will make arrangements satisfactory to the Company for the payment of any applicable Tax Withholding Liability that may arise by reason of or in connection with such exercise. Such arrangements may include, in the Company's sole discretion, that the Optionee tender to the Company the amount of such Tax Withholding Liability, in cash, by check made payable to the Company, by delivery of irrevocable instructions to a broker as described in the last sentence of section (a) above, or in the form of such other payment as may be approved by the Administrator, in its discretion pursuant to section 5(c)(vi) above.

                           (c) After  receiving a proper  notice of exercise and
payment of the applicable Option Price and Tax Withholding Liability, the Company will cause to be issued a certificate or certificates or an electronic transfer of shares, where requested, for the Option Shares as to which the Option has been exercised, registered in the name of the person rightfully exercising the Option and the Company will cause such certificate or certificates or electronic transfer to be delivered to such person.

                  6.6 Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Shares may be issued pursuant to the exercise thereof by an Optionee, only after and on the condition that there has been compliance with all applicable federal and state securities laws. The Company will not be required to list, register or qualify any Option Shares upon any securities exchange, under any applicable state, federal or foreign law or regulation, or with the Securities and Exchange Commission or any state agency, or secure the consent or approval of any governmental regulatory authority, except that if at any time the Board determines, in its discretion, that such listing, registration or qualification of the Option Shares, or any such consent or approval, is necessary or desirable as a condition of or in connection with the exercise of an Option and the purchase of Option Shares thereunder, that Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions that are not acceptable to the Board, in its discretion. However, the Company will seek to register or qualify with, or as may be provided by applicable local law, file for and secure an exemption from such registration or qualification requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant.

                  6.7      Restrictions on Transfer.

                           (a)  Options  Nontransferable.   No  Option  will  be
transferable by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of a natural person who is granted an Option under this Plan, the Option will be exercisable only by him or her. Notwithstanding anything else in this Plan to the contrary, no Option Agreement will contain any provision which is contrary to, or which modifies, the provisions of this section 6.7(a).

                           (b)  Prohibited  Transfers.  No Holder of any  Option
Shares may Transfer such Shares, or any interest therein: (i) except as expressly provided in this Plan; and (ii) in full compliance with all applicable securities laws and any applicable restrictions on Transfer provided in the Company's Articles of Incorporation and/or Bylaws, which will be deemed incorporated by reference into this Plan. All Transfers of Option Shares not complying with the specific limitations and conditions set forth in this section
6.7 are expressly prohibited. Any prohibited Transfer is void and of no effect, and no purported transferee in connection therewith will be recognized as a Holder of Option Shares for any purpose whatsoever. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertakings or rights under this Plan, or exercise any other legal or equitable remedy.

                           (c) Conditions to Transfer. It will be a condition to
any Transfer of any Option Shares that:

                                    (i)  the   transferee  of  the  Shares  will
execute such documents as the Company may reasonably require to ensure that the Company's rights under this Plan, and any applicable Option Agreement, are adequately protected with respect to such Shares, including, without limitation, the transferee's agreement to be bound by all of the terms and conditions of this Plan and such Agreement, as if he or she were the original Holder of such Shares; and

                                    (ii) the  Company  is  satisfied  that  such
Transfer complies in all respects with the requirements imposed by applicable state and federal securities laws and regulations.

                           (d) Market Standoff. If in connection with any public
offering of securities of the Company (or any Successor Entity), the underwriter or underwriters managing such offering so requests, then each Optionee and each Holder of Option Shares will agree to not sell or otherwise Transfer any such Shares (other than Shares included in such underwriting) without the prior written consent of such underwriter, for such period of time as may be requested by the underwriter commencing on the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

                  6.8 Change of Control Transactions. Except as otherwise provided in the Option Agreement, or any contract of employment or engagement between Optionee and the Company, in the event of a Change of Control Transaction, the Company shall endeavor to cause the Successor Entity in such transaction either to assume all of the Options which have been granted hereunder and which are outstanding as of the consummation of such transaction ("Closing"), or to issue (or cause to be issued) in substitution thereof comparable options of such Successor Entity (or of its parent or its Subsidiary). If the Successor Entity is unwilling to either assume such Options or grant comparable options in substitution for such Options, on terms that are acceptable to the Company as determined by the Board in the exercise of its discretion, then with respect to each outstanding Option, that portion of the Option which remains Unvested will become Vested immediately prior to such Closing; and the Board may cancel all outstanding Options, and terminate this Plan, effective as of the Closing, provided that it will notify all Optionees of the proposed Change of Control Transaction a reasonable amount of time prior to the Closing so that each Optionee will be given the opportunity to exercise the Vested portion of his or her Option (after giving effect to the acceleration of such vesting discussed above) prior to the Closing. For purposes of this section 6.8, the term "Change of Control Transaction" means (a) the sale of all or substantially all of the assets of the Company to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, the Company, or (b) a merger or consolidation or other reorganization in which the Company is not the surviving entity or becomes owned entirely by another entity, unless at least fifty percent (50%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportion as such persons and entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction, or (c) the sale or other change of beneficial ownership of the outstanding voting securities of the Company such that any person or "group" as that term is defined under the Securities Exchange Act of 1934, as amended becomes the beneficial owner of more than 50% of the outstanding voting securities of the Company.

                  6.9 Additional Restrictions on Transfer; Investment Intent. By accepting an Option and/or Option Shares under this Plan, the Optionee will be deemed to represent, warrant and agree that, unless a registration statement is in effect with respect to the offer and sale of Option Shares: (i) neither the Option nor any such Shares will be freely tradeable and must be held indefinitely unless such Option and such Shares are either registered under the 1933 Act or an exemption from such registration is available; (ii) the Company is under no obligation to register the Option or any such Shares; (iii) upon exercise of the Option, the Optionee will purchase the Option Shares for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (iv) no one else will have any beneficial interest in the Option Shares; (v) the Optionee has no present intention of disposing of the Option Shares at any particular time; and (vi) neither the Option nor the Shares have been qualified under the securities laws of any state and may only be offered and sold pursuant to an exception from qualification under applicable state securities laws.

                  6.10 Stock Certificates; Legends. Certificates representing Option Shares will bear all legends required by law and necessary or appropriate in the Administrator's discretion to effectuate the provisions of this Plan and of the applicable Option Agreement. The Company may place a "stop transfer" order against Option Shares until full compliance with all restrictions and conditions set forth in this Plan, in any applicable Option Agreement and in the legends referred to in this section 6.10.

                  6.11 Notices. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to him or her at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, deposited, postage prepaid, in a post office or branch post office regularly maintained by the local postal authority.

                  6.12 Other Provisions. Each Option Agreement may contain such other terms, provisions and conditions, including restrictions on the Transfer of Option Shares, and rights of the Company to repurchase such Shares, not inconsistent with this Plan and applicable law, as may be determined by the Administrator in its sole discretion.

                  6.13 Specific Performance. Under those circumstances in which the Company chooses to timely exercise its rights to repurchase Option Shares as provided herein or in any Option Agreement, the Company will be entitled to receive such Shares in specie in order to have the same available for future issuance without dilution of the holdings of other shareholders of the Company. By accepting Option Shares, the Holder thereof therefore acknowledges and agrees that money damages will be inadequate to compensate the Company and its shareholders if such a repurchase is not completed as contemplated hereunder and that the Company will, in such case, be entitled to a decree of specific performance of the terms hereof or to an injunction restraining such holder (or such Holder's personal representative) from violating this Plan or Option
Agreement, in addition to any other remedies that may be available to the Company at law or in equity.

         7. Term of the Plan. This Plan will become effective on the date of its adoption by the Board. This Plan will expire on the tenth (10th) anniversary of the date of its adoption by the Board or its approval by the shareholders of the Company, whichever is earlier, unless it is terminated earlier pursuant to section 11 of this Plan, after which no more Options may be granted under this Plan, although all outstanding Options granted prior to such expiration or termination will remain subject to the provisions of this Plan, and no such expiration or termination of this Plan will result in the expiration or termination of any such Option prior to the expiration or early termination of the applicable Option Term.

         8. Adjustments Upon Changes in Stock. In the event of any change in the outstanding Shares of the Company as a result of a stock split, reverse stock split, stock bonus or distribution, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of Shares that are reserved for issuance in the Option Pool pursuant to section 4 above, under outstanding Options or future Options granted hereunder; (ii) the Option Price and the number of Option Shares that may be acquired under each outstanding Option granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Option Agreement evidencing an outstanding Option granted hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional Shares or securities convertible into or exchangeable for Shares.

         9. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Administrator may modify outstanding Options granted under this Plan, but under no circumstances may the shares be repriced or surrendered and replaced with other options bearing a lower exercise price. Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the Optionee, alter or impair any rights or obligations under any outstanding Option.

         10. Governing Law. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Plan, the construction of its terms and the interpretation of the rights and duties of the parties hereunder and under any Option Agreement.

         11. Amendment and Discontinuance. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 8 hereof) the maximum aggregate number of Option Shares in the Option Pool, or materially modify the category of, or eligibility requirements for, persons who are Eligible Participants. However, no such action may alter or impair any Option previously granted under this Plan without the consent of the Optionee, nor may the number of Option Shares in the Option Pool be reduced to a number that is less than the aggregate number of Option Shares (i) that may be issued pursuant to the exercise of all outstanding and unexpired Options granted hereunder, and (ii) that have been issued and are outstanding pursuant to the exercise of Options granted hereunder.

         12. No Shareholder Rights. No rights or privileges of a shareholder in the Company are conferred by reason of the granting of an Option. No Optionee will become a shareholder in the Company with respect to any Option Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

         13. Copies of Plan. A copy of this Plan will be delivered to each Optionee at or before the time he, she or it executes an Option Agreement.

         Date Plan Adopted by Board of Directors:  September 25, 1998

         Date Plan Approved by the Shareholders:  _____________________, 199__

                                    EXHIBIT A
                                   DEFINITIONS

         1. "10% shareholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in
Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company and/or of its Subsidiaries.

         2. "1933 Act" means the Securities Act of 1933, as amended.

         3. "Administrator" has the meaning set forth in section 5 of the Plan.

         4. "Board" has the meaning set forth in section 1 of the Plan.

         5. "Business Combination" has the meaning set forth in section 6.8 of the Plan.

         6. "Change of Control Transaction" has the meaning set forth in section
6.8 of the Plan.

         7. "Closing" has the meaning set forth in section 6.8 of the Plan.

         8. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

         9. "Company" has the meaning set forth in section 1 of the Plan.

         10. "Disability" means any physical or mental disability that results in a Termination of Eligibility Status under applicable law, except that for purposes of section 6.1(c) of the Plan, the term "disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         11. "Donative Transfer" with respect to Option Shares means any voluntary Transfer by a transferor other than for value or the payment of consideration to the transferor.

         12. "Eligible Participants" has the meaning set forth in section 3 of the Plan.

         13. "Fair Market Value" means, with respect to the Shares and as of the date that is relevant to such a determination (e.g., on the Grant Date), the market price per share of such Shares determined by the Administrator, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows: (a) if the Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date; (b) if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by The Nasdaq Stock Market for such date; (c) if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by The Nasdaq Stock Market for such date; and (d) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Administrator in good faith on such basis as it deems appropriate.

         14. "Grace Period" has the meaning set forth in section 5(c)(v) of the Plan.

         15. "Grant Date" means, with respect to an Option, the date on which the Option Agreement evidencing that Option is entered into between the Company and the Optionee, or such other date as may be set forth in that Option Agreement as the "Grant Date" which will be the effective date of that Option Agreement.

         16.      "Holder" means the holder of any Option Shares.

         17. "Involuntary Transfer" with respect to Option Shares includes, without limitation, any of the following: (A) an assignment of the Shares for the benefit of creditors of the transferor; (B) a Transfer by operation of law;
(C) an execution of judgment against the Shares or the acquisition of record or beneficial ownership of Shares by a lender or creditor; (D) a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for bona fide estate planning purposes) under which any Shares are Transferred or awarded to the spouse of the transferor or are required to be sold; or (E) a Transfer resulting from the filing by the transferor of a petition for relief, or the filing of an involuntary petition against the transferor, under the bankruptcy laws of the United States or of any other nation.

         18. "ISO" means an "incentive stock option" as defined in Section 422 of the Code.

         19. "Option Agreement" has the meaning set forth in section 1 of the Plan.

         20. "Option Price" has the meaning set forth in section 5(c)(iii) of the Plan.

         21. "Option Shares" has the meaning set forth in section 1 of the Plan, provided that for purposes of section 6.7 of the Plan, the term "Option Shares" includes all Shares issued by the Company to a Holder (or his, her or its predecessor) by reason of such holdings, including any securities which may be acquired as a result of a stock split, stock dividend, and other distributions of Shares in the Company made upon, or in exchange for, other securities of the Company.

         22. "Option Term" has the meaning set forth in section 5(c)(iv) of the Plan.

         23. "Optionee" has the meaning set forth in section 1 of the Plan.

         24. "Options" has the meaning set forth in section 1 of the Plan.

         25. "Plan" has the meaning set forth in section 1 of the Plan.

         26. Qualified Retirement shall mean the voluntary termination of an employee or director of the Company after the individual has reached age 55 with not less than 10 years of service with the Company. In order for such termination to remain a Qualified Retirement under the Plan, the individual must withdraw from the profession in which that individual was employed with the Company and shall not during the time of the Grace Period, directly engage in or have any interest in, any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise) that engages in any activity or service which is the same as, similar to or competitive with, in whole or in part, the Company.

         27. "Shares" has the meaning set forth in section 1 of the Plan.

         28. "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code.

         29. "Successor Entity" means a corporation or other entity that acquires all or substantially all of the assets of the Company, or which is the surviving or parent entity resulting from a Business Combination, as that term is defined in section 6.8 of the Plan.

         30. "Tax Withholding Liability" in connection with the exercise of any Option means all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

         31. "Termination of Eligibility Status" means (i) in the case of any employee of the Company and/or any of its Subsidiaries, a termination of his or her employment, whether by the employee or employer, and whether voluntary or involuntary, including without limitation as a result of the death or disability of the employee, and (ii) in the case of any director of the Company and/or any of its Subsidiaries, the death of or resignation by the director or his or her removal from the board in the manner provided by the articles of incorporation, bylaws or other organic instruments of the Company or Subsidiary or otherwise in accordance with applicable law.

         32. "Termination for Cause" means (i) in the case of an Optionee who is an employee of the Company and/or any of its Subsidiaries, a termination by the employer of the Optionee's employment for "cause" as defined by any applicable contract of employment, or if not defined therein (or following termination of any such contract of employment), pursuant to the "For Cause Standard" set forth below, (ii) in the case of an Optionee who is or which is an advisor, consultant or independent contractor to the Company and/or any of its Subsidiaries, a termination of the services relationship by the hiring party for "cause" or breach of contract, as defined by any applicable contract of engagement between the parties, or if not defined therein (or following termination of any such contract of engagement), pursuant to the "For Cause Standard" set forth below, and (iii) in the case of an Optionee who is a director, but not an employee, of the Company, removal of him or her from the board of directors by action of the shareholders or, if permitted by applicable law and the articles, bylaws or other organic documents of the Company, by the other directors, in connection with the good faith determination of the board of directors (or of the Company's shareholders if so required, but in either case excluding the vote of the subject individual if he or she is a director or a shareholder) that the "For Cause Standard" set forth below has been satisfied. For purposes hereof, the "For Cause Standard" means that one or more of the following has occurred: (a) the commission by Optionee of any act materially detrimental to the Company, including fraud, embezzlement, theft, bad faith, gross negligence, recklessness or willful misconduct; (b) incompetence or repeated failure or refusal to perform the duties required of Optionee by the Company; (c) conviction of a felony or of any crime of moral turpitude to the extent materially detrimental to the Company; or (d) any material misrepresentation by Optionee to the Company regarding the operation of the business, provided that the action or conduct described in clause (b) above will constitute "Cause" only if such action or conduct continues after the Company has provided Optionee with written notice thereof and a reasonable opportunity (to be not less than 30 days) to cure the same.

         33. "Transfer" with respect to Option Shares, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of those Shares, including any Involuntary Transfer, Donative Transfer or transfer by will or under the laws of descent and distribution.

         34. "Unvested Option" has the meaning set forth in section 5(c)(vii) of the Plan.

         35. "Vested Option" has the meaning set forth in section 5(c)(vii) of the Plan.

             PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                NOVEMBER 4, 1998
                      HARDING LAWSON ASSOCIATES GROUP, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders of Harding Lawson Associates Group, Inc., a Delaware corporation (the "Company"), and the accompanying Proxy Statement dated September 28, 1998, and revoking any proxy heretofore given, hereby constitutes and appoints Richard D. Puntillo, Chairman of the Board, and Richard S. Harding, Chairman Emeritus, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Harding Lawson Associates Group, Inc., standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 1998 Annual Meeting of the Stockholders of Harding Lawson Associates Group, Inc. to be held at 90 Digital Drive, Novato, California, on November 4, 1998 at 10:00 A.M. local time, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and according to their discretion, upon all other matters that may be properly presented for action at the meeting or any adjournments or postponements thereof. The undersigned may revoke this proxy at any time prior to its exercise.

          CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[ X ] Please mark
      votes as in
      this example.

THE PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED IT WILL BE VOTED "FOR" THE PROPOSALS LISTED ON THIS CARD.


1.    Election of Directors
      Nominees:  Richard D. Puntillo and James M. Edgar

                        FOR                      WITHHELD
           [   ]        BOTH         [   ]      FROM BOTH
                      NOMINEES                   NOMINEES



--------------------------------------
For both nominees except as noted above

                                        FOR          AGAINST         ABSTAIN

2.    To approve the 1998 Stock        [   ]          [   ]           [   ]
      Option Plan.

                                        FOR          AGAINST          ABSTAIN

3.    To ratify the appointment of     [   ]          [   ]            [   ]
      Ernst & Young LLP as independent
      auditors of the Company.

MARK HERE                                    MARK HERE
FOR ADDRESS                                  IF YOU PLAN
CHANGE AND        [   ]                       TO ATTEND          [   ]
NOTE BELOW                                   THE MEETING

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.


Signature:______________  Date:________  Signature:______________ Date:_________